Exhibit 10.8

August 26, 2019

Sanjay Dhawan

Dear Sanjay,

This is to confirm that the Offer Letter to you from Nuance Communications, Inc. (the “Company”) dated as of February 14, 2019 (the “Offer Letter”) is amended to change your start date to today, August 26, 2019.

Sincerely,

/s/ Mark Benjamin

Mark Benjamin

Chief Executive Officer

I ACCEPT THE AMENDED OFFER OF EMPLOYMENT AS STATED ABOVE

/s/ Sanjay Dhawan
NAME – Sanjay Dhawan